  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2002


                                                     REGISTRATION NO. 333-67354
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST EFFECTIVE AMENDMENT NO.2
                                       TO

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                                  ON FORM S-8
                               ------------------

                           NATIONAL CITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                             1900 East Ninth Street
                                Cleveland, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   34-1111088
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                     44114
                                   (ZIP CODE)


                National City Corporation 2001 Stock Option Plan
                                      and
                National City Corporation 1997 Stock Option Plan
                           (Full Title of the Plan)

                             DAVID L. ZOELLER, Esq.
                          Executive Vice President,
                         General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 222-2978
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                         Proposed     Proposed
 Title Of                                 Maximum      Maximum
Securities                  Amount       Offering     Aggregate     Amount Of
  To Be                     To Be        Price Per    Offering     Registration
Registered               Registered(2)   Share(3)     Price(3)         Fee(3)
-------------------------------------------------------------------------------
Common Stock, par value
of $4.00 per share (1)        N/A           N/A          N/A            N/A

===============================================================================

(1) This Registration Statement is deemed to cover 30,000,000 shares of National City Corporation Common Stock, par value $4.00 per share ("Common Stock") offered or to be offered by the Registrant under the National City Corporation 2001 Stock Option Plan and the National City Corporation 1997 Stock Option Plan (the "Plans").

(2) Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions contained in the Plan. Moreover, the number of shares which may be sold under the Plans shall increase by the number of shares of Common Stock surrendered by any optionee or relinquished to the Registrant in connection with the exercise of, or in payment of federal, state and local income tax withholding liabilities upon the exercise of, any right to purchase a share of Common Stock pursuant to the Plans, pursuant to any other stock option plan of the Registrant or any of its subsidiaries now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into the Registrant if the Registrant has by action of its Board of Directors assumed the obligations of such corporation under such stock option plan. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued pursuant to the Plans in order to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) These shares have been or are to be offered under the Plans. The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on August 3, 2001, which average was $31.98. The registration fee has been calculated in accordance with Rule 457(h) by multiplying the proposed maximum aggregate offering price times .00025.

                                 ---------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

AMENDED PROSPECTUS

                           NATIONAL CITY CORPORATION

       ------------------------------------------------------------------

                           NATIONAL CITY CORPORATION
                             1997 STOCK OPTION PLAN
                             2001 STOCK OPTION PLAN

This Prospectus relates to the Common Stock of National City Corporation ("National City"), with a par value of $4.00, ("National City Common Stock") offered under the National City Corporation 1997 Stock Option Plan and the National City Corporation 2001 Stock Option Plan (the "Plans"). This Prospectus offers you a description of the Plans. Both Plans have been amended and restated effective October 22, 2001.

National City Common Stock is listed on the New York Stock Exchange under the symbol "NCC".

     - Additional information concerning the Plans may be obtained, upon written request or oral request, from National City Corporation, Investor Relations, Department 2101, P.O. Box 5756, Cleveland, Ohio 44114-0756, telephone number 1-800-622-4204.

     - PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS WHICH MAY PERTAIN TO THE OFFERING OF NATIONAL CITY COMMON STOCK. IN PARTICULAR, PLEASE TAKE NOTE OF THE RISK FACTORS BEGINNING ON PAGE 3.

                The date of this Prospectus is November 8, 2002.

  THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                             AVAILABLE INFORMATION

     National City has filed with the Securities and Exchange Commission a Form S-8 Registration Statement under the Securities and Exchange Act of 1933, as amended, with respect to the National City Common Stock that may be sold under the Plans. National City is subject to the reporting requirements of the Securities Act of 1934 as amended, and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and at its Northeast Regional Office, 233 Broadway, New York, New York 10279. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning National City may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and are available to the public from the commercial document retrieval services and at the website maintained by the Commission at "http://www.sec.gov".

                                  THE COMPANY

     National City is a multi-billion dollar financial holding company incorporated under the laws of the State of Delaware and headquartered in Cleveland, Ohio. National City provides a full range of banking and financial services to individuals and businesses, including commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and item processing. Operations are primarily conducted through more than 1,200 banking offices in Ohio, Pennsylvania, Indiana, Kentucky, Illinois and Michigan and over 350 retail mortgage offices located throughout the United States. National City and its wholly owned subsidiaries had 30,475 full-time employees at December 31, 2001.

                  ADOPTION, PURPOSE AND DURATION OF THE PLANS

ADOPTION AND           The 1997 Stock Option Plan was adopted by the stockholders
AMENDMENTS:            at the Annual Meeting of Stockholders in 1997. The 2001
                       Stock Option Plan was adopted by the board of directors of
                       National City at its February 26, 2001 meeting and
                       subsequently approved by the Stockholders at the Annual
                       Meeting of Stockholders on April 23, 2001. Both the 1997
                       Stock Option Plan and the 2001 Stock Option Plan were
                       amended and restated effective October 22, 2001.
PURPOSE:               The Plans are intended to provide you with employment
                       incentives including stock ownership in the form of stock
                       options of National City. Your stock ownership encourages
                       capital growth and your long-term investment in National
                       City. Stock option grants provide a way to recognize your
                       contribution as an employee of National City.

DURATION:              The Plans will continue for an indefinite period and may continue until all the authorized shares are sold or delivered, or until the Plans are amended by an action of the stockholders of National City.

RISK FACTORS

     PLEASE READ CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS.

     INVESTMENTS IN NATIONAL CITY COMMON STOCK INVOLVE A DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN NATIONAL CITY COMMON STOCK. NATIONAL CITY'S BUSINESS AND RESULTS OF OPERATIONS COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF NATIONAL CITY COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THESE UNCERTAINTIES MAY INCREASE THE LIKELIHOOD THAT NATIONAL CITY'S RESULTS COULD FALL BELOW THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, WHICH WOULD CAUSE NATIONAL CITY'S STOCK PRICE TO FALL.

RISKS RELATING TO NATIONAL CITY COMMON STOCK

IF NATIONAL CITY DOES NOT ADJUST TO RAPID CHANGES IN THE FINANCIAL SERVICES INDUSTRY, ITS FINANCIAL PERFORMANCE MAY SUFFER.

     National City's ability to maintain its history of strong financial performance and return on investment to stockholders will depend in part on National City's ability to expand its scope of available financial services to its customers. In addition to the challenge of attracting and retaining customers for traditional banking services, National City competitors offer one-stop financial services shopping to customers which includes securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers.

FUTURE GOVERNMENTAL REGULATION AND LEGISLATION COULD LIMIT NATIONAL CITY'S FUTURE GROWTH.

     National City and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of National City and its subsidiaries. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and deposit insurance funds. The impact of any changes to these laws may negatively impact National City's ability to expand its services and to increase the value of its business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on National City, these changes could be materially adverse to National City's stockholders.

CHANGES IN INTEREST RATES COULD REDUCE NATIONAL CITY'S INCOME AND CASH FLOWS.

     National City's income and cash flow depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on the interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond National City's control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve Board. Changes in monetary policy, and changes in interest rates, will influence the origination of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits. Fluctuations in these areas may adversely affect National City.

                            DESCRIPTION OF THE PLANS

     The statements under this caption are summaries of the provisions of the Plans and are not complete. While the main features of the Plans are summarized below, such summaries are subject to the complete text of the Plans. The terms and conditions of the 1997 Stock Option Plan and the 2001 Stock Option Plan, as amended and restated, are essentially the same.

   GENERAL INFORMATION

   STOCK OPTION RIGHTS

     A stock option is a right, granted by National City, to purchase shares at a fixed price (the option price) in the future. Your option is exercisable over a specified period of time. Once it becomes exercisable, you may exercise your option and purchase shares of stock at any time before the option expires.

   OPTION PRICE

     While the market price of National City may change from day-to-day, the price you will pay for your stock when you exercise your option remains unchanged for the term of the option. In other words, your exercise price will be fixed. That means the price you pay to exercise your option and purchase the stock will not change, even if the market price of the stock changes over time, until the date the option expires.

     The option price of your stock options is determined when your options are granted and is specified in your option agreement.

   EXERCISABILITY

     Your options become exercisable after the vesting period ends. The vesting period is specified in your option agreement and may vary with each option granted to you. The vesting period represents the period during which you earn your right to exercise your options.

     You can exercise your stock option over a specified period of time, beginning after the end of the vesting period. Once your options are exercisable, you can exercise your options at any time before the expiration date of the option. The expiration date of your options is set forth in your option agreement.

   EXERCISING YOUR OPTIONS

     Your stock option entitles you to acquire a fixed number of shares of National City Common Stock at an option price. You stand to realize a net gain between the appreciated value of the shares covered by the option and the option price. When you exercise your options, you will capture this net gain either by retaining or liquidating the option shares you exercised.

     When you exercise your option, you pay the option price multiplied by the number of shares you wish to purchase. Your options can be exercised in any order and at any time before the option expires.

     PAST PERFORMANCE OF NATIONAL CITY COMMON STOCK DOES NOT GUARANTEE FUTURE SUCCESS IN NATIONAL CITY.

   ADMINISTRATION

     The board of directors or a committee selected by the board of directors administers the Plans. The committee will consist of not less than three (3) disinterested directors appointed by the board of directors. Throughout this Prospectus, any references to the board of directors or the committee shall be collectively referred to as the board (the "Board").

     The Board may name assistants who may or may not be members of the Board. The assistants will help to administer the Plans and perform other functions as needed by the Board. Any board members who are on the committee shall not receive any option rights.

     The Board shall grant option rights and additional options to employees from time to time. The Board will interpret the provisions of the Plans and the option agreements and those interpretations and conclusions shall be final.

   ELIGIBILITY

     If you are an officer or key employee of National City or any of its subsidiaries, you are eligible under the Plans.

SHARES AVAILABLE UNDER THE PLANS

     The shares of National City Common Stock that are available as option rights under the Plans are:

     - Treasury shares which are shares of National City Common Stock that have been purchased on the open market by National City; or

     - Shares of original issue which are shares issued directly by National City and have not yet been purchased back; or

     - A combination of treasury shares and original issue shares.

     - Subject to adjustments, the maximum number of shares of National City Common Stock that may be sold when you exercise any option rights under the Plans are 60,000,000.

     - The number of shares that may be sold under the Plans will be increased by the number of shares you surrender or relinquish in order to exercise your option right or pay the minimum applicable amount of tax withholding.

GRANTS OF OPTION RIGHTS

     The Board may grant you option rights. Once granted, your option remains outstanding until you exercise it or it expires.

     Each option right will be subject to the following limitations:

     - Each grant of options will contain a specific number of shares of National City Common Stock.

     - The Board shall establish each grant's option price, subject to the condition that option price shall never be less than the market price per share on the date the option is granted.

         For example: The Board grants you an option right of 100 shares at $20.00 per share on March 31, 2001. If you choose to exercise your option at the time when the market price of National City Common Stock is $50.00 per share, you will only have to pay $20.00 per share. Therefore, by using the option, you are able to buy 100 shares at $20.00 per share instead of paying $50.00 per share on the open market.

     - The Board may make additional or successive grants to you whether or not you have exercised any option rights previously granted to you. In total, no more than 6 million option rights may be granted to you under the terms of the Plans.

     - Option rights granted under the Plans may or may not be incentive stock options. Incentive stock options are options which are intended to qualify under the Internal Revenue Code, as in effect from time to time. (See Tax Impact of Option Exercises.)

     - The date of the grant of any option rights shall be the date the Board authorized the grant to be made, or a later date established by the Board.

     - When you exercise an option right, you may pay the option price:

         (i) by direct cash payment (either by check or by proceeds from the same-day sale);

         (ii) by surrendering shares of National City Common Stock to National City with a value (current market value per share times the number of shares) equal to the total option price (a stock-swap); or

         (iii) by a combination of cash and the transfer of shares.

     PLEASE NOTE THE FOLLOWING RESTRICTIONS ASSOCIATED WITH YOUR OPTION RIGHTS:

     - You must exercise your options rights within ten (10) years of the grant date or the option will expire.

     - Option rights are only transferable by will or the laws of descent and distribution unless otherwise provided in your option agreement.

     - If you chose to pay the option price by surrendering shares of National City Common Stock that you already own, you must have owned those shares for not less than six (6) months (twelve (12) months if National City Common Stock was acquired by exercising an incentive stock option) prior to the date you decide to exercise your option.

     - Option rights granted as incentive stock options are subject to a vesting limitation such that no more than $100,000 in aggregate value (the number of option rights multiplied by the option price) can become exercisable in any calendar year.

     The Board, may, from time to time and upon such terms and conditions as it may determine, specify a number of option rights that the chief executive officer of National City may grant to employees who are not executive officers. The terms of such option rights, including the exercise price (which may include a formula by which such price may be determined) and whether the option rights shall have an additional option feature shall be established by the Board and shall be subject to all of the restrictions contained above. Each grant of option rights by the chief executive officer of National City may utilize any or all of the authorizations specified by the Board, and shall be subject to all of the restrictions contained above.

   OPTION AGREEMENT

     Each time you are granted an option right, the Board will deliver an option agreement. The option agreement is between you and National City and will provide a detailed description of the options that have been granted to you.

     The option agreement must be executed and delivered by you before the option rights become effective. If the option agreement is neither executed nor delivered by you within sixty (60) days after you are granted the option rights, the Board may terminate the grant of the option rights.

   GRANTING OF ADDITIONAL OPTIONS

     An additional option is a new option that is granted when an existing option grant is exercised. The number of shares of National City Common Stock granted as an additional option shall equal the number of shares that you already own which you have used as payment of the option price or to satisfy the minimum tax withholding requirements.

     No additional options are granted upon the exercise of an additional option.

     For example: You exercise an option for 200 shares having an option price of $20 per share at a time when the market value per share of National City Common Stock is $25. You satisfy the option price by transferring $4,000 worth of National City Common Stock that you already own. The number of shares you transfer equals the exercise price ($4,000) divided by the market value per share ($25) and equals 160. In exchange you receive the 200 shares of option stock that were exercised along with an additional option for the 160 shares you surrendered. The additional option has an option price equal to the market value per share ($25).

     - The Board may decide whether or not your option grant will have an additional option feature. Your option agreement will specify whether or not such feature is applicable.

     - If you satisfy withholding obligations that arise in connection with an option exercise using shares of National City Common Stock you will be granted an additional option.

     - Additional options will be subject to the following provisions:

              You will not receive an additional option grant if you exercise your options after you retire from National City.

              The additional option shall expire on the same expiration date of the underlying option that had the additional option feature.

   APPRECIATION RIGHTS -- ONLY APPLIES TO THE 1997 STOCK OPTION PLAN

     An appreciation right is an award that is granted in tandem with an option right. Recipients who receive appreciation rights may either exercise the option right or the associated appreciation right, but not both. When exercised, an appreciation right delivers a cash payment instead of shares of National City Common Stock. The amount of cash payment equals the number of appreciation rights exercised multiplied by a stated percentage of the spread. The spread is determined as the excess of the market value per share over the option price of the associated option right. The percentage is determined from time to time by the Board and set forth in the award agreement used to convey the appreciation right. The percentage may not exceed 100%. Each grant of appreciation rights will be evidenced by an agreement between you and National City. The agreement will describe the terms and conditions of the award.

   TAX IMPACT OF OPTION EXERCISES

     There may be tax implications when you exercise any of your stock options. Please be aware different tax liabilities may occur based on how you chose to exercise your option rights these outcomes may differ based on whether or not the option right is an incentive option and whether or not you elect to hold the shares delivered upon exercise. Please note, however, the following information is for information purposes only, for more detailed information on the tax implications of your stock options, contact your tax advisor.

     There are two types of stock options for tax purposes: (1) non-qualified stock options; and (2) incentive stock options.

     Non-Qualified Stock Options
     ---------------------------

     When you exercise a non-qualified stock option, you will incur an ordinary income tax liability on federal, state, and local levels immediately upon exercise. The taxable income will be the difference between the closing price of National City Common Stock on the last trading date before the exercise date and the option price.

     The immediate taxation applies regardless of the method of exercise and whether or not the stock option is sold at the time. The tax obligation will be computed on your behalf and YOU ARE REQUIRED TO PAY THE TAX AT THE TIME OF THE OPTION EXERCISE.

     Incentive Stock Option
     ----------------------

     An incentive stock option is one that may provide tax preference. If you exercise an incentive stock option more than two years after it is granted, and hold the stock that you receive upon exercise for more than one year, then the gain you realize may be taxed as a capital gain. If you exercise early, or fail to hold the shares for more than a year, then your gain may be taxed as ordinary income.

     Please note that the tax preference associated with an incentive stock option is a tax preference item that is 'added back' when performing alternative minimum tax calculations. As a result, even though you may satisfy both of the required holding periods, your incentive stock option may give rise to an alternative minimum tax in the year it is exercised. For additional details, you should speak with your personal tax advisor.

     It is possible that the amounts available to National City may be insufficient to pay all the federal, state, local and foreign minimum tax withholding requirements that need to be made when you exercise your option rights. In this event, you may make payment arrangements with National City to pay the balance of the taxes required to be withheld before you will be able to receive payment on the exercise of your options.

     You may chose to pay the balance of the taxes by using a portion of the payment you receive when you exercise your options.

   TRANSFERABILITY

     Except as otherwise provided for in the option agreement, you may NOT transfer any of your options other than by will or laws of descent and distribution. The Board, however, may decide in your option agreement to allow other forms of transferability, subject to certain conditions specified in your option agreement.

   ADJUSTMENTS

     The Board in its sole discretion and in good faith, may provide for adjustments to:

       (a) the maximum number of shares of National City Common Stock granted under the Plans;

       (b) the number of shares allowed in option rights granted under the Plans; and

       (c) the option price per share under each option right.

     These adjustments will be determined where it is equitably required to prevent dilution or enlargement of your rights under the Plans that would otherwise result from any stock dividend, stock split, combination or shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having the same effect.

   FRACTIONAL SHARES

     National City shall not be required to issue fractional shares of National City Common Stock under the Plans. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

   AMENDMENTS

     The Board may amend the Plans from time to time as needed without further approval by the stockholders of National City.

     Amendments made will not:

         (a) Increase the authorized maximum number of shares of National City Common Stock in both Plans (which is 60,000,000 shares), or the total number of option rights that may be granted to you, unless it is equitably required to prevent dilution due to:

                 (i)     stock dividend;
                 (ii)    stock split;
                 (iii)   combination of shares;
                 (iv) recapitalization or other changes in the capital structure of National City;
                 (v)     merger;
                 (vi)    consolidation;
                 (vii)   spin-off;
                 (viii)  reorganization;
                 (ix)    partial or complete liquidation; and
                 (x)     issuance of rights or warrants to purchase securities.

         (b) Change the requirements for your eligibility under the Plans;

         (c) Materially increase your benefits;

         (d) Amend the option price of your outstanding option rights, except to prevent dilution as noted above;

         (e) Replace or cancel your option rights with option rights which have a lower option price.

   ASSUMPTIONS

     In the event that a corporation is merged with National City, and National City is the survivor of such merger, the Board may decide to assume any outstanding options granted by the merged corporation to the merged corporations' officers and employees prior to the merger under the Plans.

     The Board shall decide the terms and conditions of assuming the merged corporations' outstanding options, but the terms and conditions will not be different from the terms and conditions of the option rights under the Plans.

   MISCELLANEOUS

     All expenses and costs associated with the operations of the Plans will be paid by National City.

     The Plans shall be governed and construed by the laws of the state of Delaware.

     National City, its successors and assigns are bound by the terms and conditions of the Plans.

     If you have existing options or an option agreement with National City, you as well as your beneficiaries, heirs, executors, administrators and legal representatives are bound by the terms and conditions of the Plans.

                                    UPDATING

     From time to time, National City may update this Prospectus. National City will also deliver to you as Employees copies of their annual reports, proxy statements, and other communications distributed to stockholders of National City. Certain information contained in these documents also updates this Prospectus. All of these documents and the documents incorporated by reference are available to you without charge, upon written or oral request to National City Corporation, the attention of: Investor Relations, Department 2101, P.O. Box 5756, Cleveland, OH 44114-0756, telephone 1-800-622-4204.

     This Prospectus incorporates documents of National City by reference which are not presented herein or delivered herewith. The documents of National City so incorporated (other than certain exhibits to any such documents) are available to any person to whom a copy of this Prospectus has been delivered upon written or oral request to: National City Corporation, Investor Relations, Department 2102, P.O. Box 5756, Cleveland, Ohio 44114-0756, telephone number 1-800-622-4204, and will be furnished without charge.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The U.S. Securities and Exchange Commission or SEC allows National City to "incorporate by reference" the information filed with the SEC. This means:

     - Incorporated documents are considered part of the Prospectus;

     - National City can disclose important information to you by referring to those documents; and

     - Information that National City and the Plans file with the SEC will automatically update the Prospectus.

   NATIONAL CITY

     The following documents filed by National City with the SEC are incorporated in this Prospectus by reference:

     - National City's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     - National City's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

     - National City's Current Reports on Form 8-K dated July 31, 2002; August 2, 2002; August 12, 2002; August 14, 2002; October 16, 2002; and October
       29, 2002;

     - the description of National City Common Stock contained in the Restated Certificate of Incorporation of National City, as amended (filed as Exhibit 3.1 to National City's Annual Report on Form 10-K for the fiscal year ended December 31, 1998); and

     - all documents subsequently filed by National City pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act prior to the filing of a post-effective amendment to National City's Registration Statement on Form S-8 relating to the Plans, as filed with the SEC, indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part of this Prospectus from the date of filing of such documents.

                                 LEGAL OPINIONS

     Certain legal matters, including the validity of the securities, will be passed upon by the National City Corporation Law Department. Members of the National City Corporation Law Department may beneficially own shares of National City Common Stock and/or participate in the Plans.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited National City's consolidated financial statements included in National City's Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. National City's consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS


ITEM 1.  PLAN INFORMATION*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

             * The information called for by Part I of Form S-8 is currently included in the description of the National City Corporation 2001 Stock Option Plan and the National City Corporation 1997 Stock Option Plan (the "Plans") to be delivered to eligible employees under the Plans and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.




                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     National City Corporation ("National City") hereby incorporates in this Registration Statement by reference its annual Report on Form 10-K for the year ended December 31, 2001, its quarterly report on Form 10-Q dated June 30, 2002, its Current Reports on Form 8-K dated July 31, 2002, August 2, 2002, August 12, 2002, August 14, 2002, October 16, 2002, and October 29, 2002, and the description of National City Common Stock ("National City Common") set forth in the Restated Certificate of Incorporation of National City, as amended (filed as Exhibit 3.1 to National City's Annual Report on Form 10-K for the fiscal year ended December 31, 1998) each as filed with the Commission pursuant to the Exchange Act.

     All documents filed by National City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this Registration Statement.

     THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NATIONAL CITY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS OF NATIONAL CITY SO INCORPORATED (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, ATTENTION: INVESTOR RELATIONS, DEPARTMENT 2102, P.O. BOX 5756, CLEVELAND, OHIO 44114-0756, TELEPHONE NUMBER 1-800-622-4204, AND WILL BE FURNISHED WITHOUT CHARGE.

ITEM 4. DESCRIPTION OF SECURITIES

     The National City Common Stock to be offered pursuant to the Plans is registered under Section 12 of the Exchange Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of National City -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of National City, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to National City. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

     Article VI of National City's By-laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI of National City's By-laws also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI of National City's By-laws provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of
Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.


ITEM 8. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

     4.1 Restated Certificate of Incorporation of National City Corporation, as amended, (filed as Exhibit 3.1 to National City Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

     4.2 National City Corporation First Restatement of By-Laws adopted April 27, 1987 (As Amended through October 24, 1994) (filed as Exhibit 3.2 to Registrant's Form S-4 Registration Statement No. 33-56539 dated November 18, 1994 and incorporated herein by reference).

     4.3 National City Corporation 2001 Stock Option Plan as Amended and Restated effective October 22, 2001, (filed as Exhibit 10.27 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

     4.4 National City Corporation's 1997 Stock Option Plan as Amended and Restated effective October 22, 2001, (filed as Exhibit 10.17 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

     5.1    Opinion of Counsel filed as Exhibit 5.1.

     23.1 Consent of Ernst & Young LLP, Independent Auditors for National City (filed as Exhibit 23.1).

     23.2 Consent of Law Department of National City (included in such Law Department's opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

     24.1 Power of Attorney (filed as Exhibit 24.1 to Registrant's Form S-8 Registration Statement No. 333-67354 dated August 13, 2001 and incorporated herein by reference).

ITEM 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Post-Effective Amendment No. 2 to this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, on this 8th day of November, 2002.

                                     NATIONAL CITY CORPORATION

                                     By /s/ Thomas A. Richlovsky
                                         ---------------------------------------
                                        Senior Vice President and Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


/s/ Jon E. Barfield                                    Director
-----------------------------------------------------
      Jon E. Barfield

/s/ Edward B. Brandon                                  Director
-----------------------------------------------------
      Edward B. Brandon

/s/ John G. Breen                                      Director
-----------------------------------------------------
      John G. Breen

/s/ James S. Broadhurst                                Director
-----------------------------------------------------
      James S. Broadurst

/s/ John W. Brown                                      Director
-----------------------------------------------------
      John W. Brown

/s/ Duane E. Collins                                   Director
-----------------------------------------------------
      Duane E. Collins

/s/ Sandra Austin Crayton                              Director
-----------------------------------------------------
      Sandra Austin Crayton

/s/ David E. Daberko                                   Director
-----------------------------------------------------
      David E. Daberko

                                                       Director
-----------------------------------------------------
      Daniel E. Evans

/s/ Joseph T. Gorman                                   Director
-----------------------------------------------------
      Joseph T. Gorman

/s/ Paul A. Ormond                                     Director
-----------------------------------------------------
      Paul A. Ormond

/s/ Robert A. Paul                                     Director
-----------------------------------------------------
      Robert A. Paul

/s/ Michael A. Schuler                                 Director
-----------------------------------------------------
      Michael A. Schuler

/s/ Jerome F. Tatar                                    Director
-----------------------------------------------------
      Jerome F. Tatar

/s/ Jerry Sue Thornton                                 Director
-----------------------------------------------------
      Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss                                        Director
-----------------------------------------------------
      Morry Weiss

     *Carlton E. Langer, Vice President and Assistant Secretary of National City Corporation, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 2 to this Form S-8 Registration Statement on behalf of each of the above indicated officers and directors of National City Corporation (constituting at least a majority of the directors) pursuant to a power of attorney executed by such persons.

By /s/ CARLTON E. LANGER
     ----------------------------------------------
     Carlton E. Langer, Senior Vice President
        and Assistant Secretary                                November 8, 2002